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                                                                    Exhibit 5.01

Shipman & Goodwin LLP                                   One American Row
  Counselors at Law                                     Hartford, CT 06103-2819
                                                        Tel: (860) 251-5000

                                 April 8, 1997

Marine Management Systems, Inc.
470 West Avenue
Stamford, Connecticut 06902

Ladies and Gentlemen:

         In connection with the proposed issuance by Marine Management Systems, Inc. (the "Company") of up to 1,380,000 shares of its authorized but unissued Common Stock, par value $.002 per share (the "Shares"), and up to 1,380,000 redeemable warrants (the "Warrants") to purchase up to 1,380,000 shares of Common Stock (the "Warrant Shares"), pursuant to a public offering, we have examined, as counsel to the Company, the Registration Statement on Form SB-2 (and the prospectus included therein), as amended, filed under the Securities Act of 1993 (the "Securities Act") and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below.

         In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives and other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion that when (i) the Registration Statement shall have become effective, and (ii) the Shares and the Warrant Shares shall have been issued and delivered against payment therefor as contemplated in the Registration Statement, in the case of the Shares, and the Registration Statement and Warrant Agreement (as defined in the Registration Statement), in the case of the Warrant Shares, the Shares and Warrant Shares will be legally and validly issued, fully paid and non-assessable.

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Marine Management Systems, Inc.
April 8, 1997
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     /s/ Shipman & Goodwin LLP